Exhibit 3.2(a)

CERTIFICATE OF INCORPORATION

OF

ACCESSMED HOLDINGS, INC

Article 1

The name of the corporation is AccessMED Holdings, Inc. (the “Corporation”).

Article II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle. The name of the Corporation’s registered agent is The Corporation Trust Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

Article IV

The amount of the total authorized capital stock of the Corporation is 2,005,000 shares, which are divided into two classes as follows:

(a) 5,000 shares of Preferred Stock, par value $0.001 per share; and

(b) 2,000,000 shares of Common Stock, par value $0.001 per share.

The Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation and any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of and issue shares of Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total voting power of the Common Stock, without a vote of the holders of any of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing a series of Preferred Stock.

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:57 PM 12/14/2004

FILED 02:43 PM 12/14/2004

SRV 040903629 – 3896172 FILE

CTDOCS/1611085.2

Article V

The name and mailing address of the Corporation’s incorporator is as follows:

Name	Mailing Address

Roger C. Amato	c/o Choate, Hall & Stewart 53 State Street Boston, MA 02109

Article VI

The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation (the “By-Laws”), except as otherwise set forth in the By-laws.

Article VII

Elections of directors need not be by written ballot unless otherwise provided in the By-laws.

Article VIII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

Article IX

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the GCL.

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Article X

The Corporation may indemnify each director, officer, trustee, employee or agent of the Corporation and each person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the fullest extent provided in Section 145 of the GCL as the same now exists or may hereafter be amended.

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The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is such incorporator’s act and deed and that the facts stated therein are true.

Dated: December 13, 2004	/s/ Roger C. Amato
Roger Amato, Incorporator
c/o Choate, Hall & Stewart 53 State Street Boston, MA 02109

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CTDOCS/1611085.2

              State of Delaware

             Secretary of State

      Division of Corporations

Delivered 02:57 PM 12/14/2004

  FILED 02:57 PM 12/14/2004

SRV 040903663 – 3896172 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF THE PREFERRED STOCK

OF

AccessMED Holdings, Inc.

AccessMED Holdings, Inc. (the “Corporation”), a corporation duly organized and existing under the General Law of the State of Delaware, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, at a meeting duly held, adopted resolutions (i) authorizing a series of the Corporation’s previously authorized preferred stock, par value $.001 per share, and (ii) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of five thousand (5,000) shares of the preferred stock of the Corporation as follows:

RESOLVED, that the Corporation is authorized to issue five thousand (5,000) shares of preferred stock (the “Preferred Stock”), par value $.001 per share, which shall have the following powers, designations, preferences and other special rights.

1.	DESIGNATION.

The initial series of Preferred Stock shall be designated and known as “Series A Preferred Stock.” The number of authorized shares constituting such series shall be five thousand (5,000).

2.	LIQUIDATION RIGHTS.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of shares of Series A Preferred Stock shall be entitled to receive in cash, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and any other series of Preferred Stock which is junior to the Series A Preferred Stock, by reason of his, her or its ownership thereof, an amount per share of the Series A Preferred Stock equal to One Thousand Dollars ($1,000) (the “Liquidation Preference”). After the payment to such holders of such preferential amount, any remaining assets shall be distributed to the holder of Common Stock.

(b) Pro Rata Distribution. If the assets or surplus funds to be distributed to the holders of the Series A Preferred Stock under Section 2(a) herein, are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally

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available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock (to the extent provided in said Section 2(a)), in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(c) Series A Preferred Stork Priority. All of the preferential amounts to be paid to the holders of the Series A Preferred Stock under this Section 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of the Common Stock and any other series of Preferred Stock which is junior to the Series A Preferred Stock in connection with such liquidation, dissolution or winding up.

(d) Consolidation, Merger, Sale of Assets. A consolidation or merger of the Corporation with or into another corporation, or a conveyance of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of Section 2(a) unless holders of at least seventy percent (70%) of the shares of Series A Preferred Stock then outstanding shall have consented to the same in writing.

3.	REDEMPTION.

(a) Mandatory Redemption.

(i) To the extent that funds are legally available, the Corporation shall redeem each of the then outstanding shares of the Series A Preferred Stock on December 14, 2014 (the “Mandatory Redemption Date”) at a redemption price equal to the Liquidation Preference per share. The Corporation shall give at least thirty (30) days but not more than sixty (60) days prior written notice of mandatory redemption to each holder of Series A Preferred Stock. In determining the ability of the Corporation to redeem the Series A Preferred Stock under the Delaware General Corporation Act, the Corporation shall value its assets at the highest amount permissible under applicable law.

(ii) If on the Mandatory Redemption Date sufficient funds are not legally available for the redemption of all of the shares of Series A Preferred Stock then outstanding, any and all such unredeemed shares shall be carried forward and redeemed, at such time and to the extent that funds of the Corporation are legally available therefor. The shares of Series A Preferred Stock which have not been redeemed due to insufficient legally available funds shall continue to be entitled to the dividend and other rights, preferences and privileges of the Series A Preferred Stock until such shares have been redeemed and the redemption price thereof has been paid or otherwise set aside with respect thereto. The holders of the Series A Preferred Stock shall share ratably in any funds legally available for redemption of such shares, according to the respective amounts which would be payable with respect to the full number of shares (any fractional shares to be rounded down to the nearest whole number) to be redeemed from them if all such shares to be so redeemed were redeemed in full.

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(iii) If and so long as the mandatory redemption obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) declare or pay any cash dividend or make any distributions in cash on, or, directly or indirectly, purchase, redeem or satisfy any sinking fund obligation in respect of the Common Stock or any other series of preferred stock which is junior to the Series A Preferred Stock (collectively, “Junior Securities”) or any warrants, rights or options exercisable for or convertible into any Junior Securities, or (ii) purchase or allow any corporation or other entity directly or indirectly controlled by the Corporation to purchase or otherwise acquire any Junior Securities.

(b) Optional Redemption. The Corporation may redeem all or any of the outstanding shares of Series A Preferred Stock at any time or times at a redemption price equal to the Liquidation Preference per share, payable in cash. The Corporation shall give at least sixty (60) days prior written notice to each bolder whose shares are to be so redeemed. In the event that less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, unless otherwise agreed to by the holders of 100% of the then outstanding Series A Preferred Stock in writing, the Corporation shall select those shares to be redeemed from each holder of Series A Preferred Stock pro rata, in proportion to the number of shares held by such holders.

(c) Status of Reacquired Shares. Shares of Series A Preferred Stock that have been issued and reacquired or redeemed in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and, subject to the other provisions of the Corporation’s Certificate of Incorporation and this Certificate of Designations, may be redesignated and reissued.

4.	VOTING RIGHTS.

Except as otherwise required by law and the provision of the Corporation’s Certificate of Incorporation and this Certificate of Designation, the holders of Series A Preferred Stock shall not be entitled to vote on any actions to be taken by the stockholders of the Corporation.

5.	DIVIDEND RIGHTS.

Holders of shares of Series A Preferred Stock shall not be entitled to receive dividends.

6.	COVENANTS.

Without limiting the rights of the holders of the Series A Preferred Stock to vote as a class, as required by law, so long any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of not less seventy percent (70%) of such outstanding shares of Series A Preferred Stock:

(a) amend or repeal any provision of or add any provision to, the Corporation’s Certificate of Incorporation, this Certificate of Designations or the Corporation’s Bylaws; notwithstanding the foregoing, the affirmative vote of the holders

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of all outstanding shares of Series A Preferred Stock shall be necessary in order for the Corporation to effect any change in (i) the date on which the Series A Preferred Stock is to be redeemed and the redemption price in respect thereof, and (ii) the amount payable to, or priority of, the holders of shares of Series A Preferred Stock under Section 2 herein;

(b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, or otherwise effect a capital reorganization of either the Corporation or any subsidiary of the Corporation;

(c) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock, other than from employees of the Corporation upon termination of employment or pursuant to the Corporation’s rights of first refusal, in each case upon approval of the Board of Directors;

(d) consolidate or merge the Corporation or any subsidiary of the Corporation into or with, or acquire or cause any subsidiary of the Corporation to acquire the stock or all or substantially all the assets of, any other corporation, partnership or other entity, except if such consolidation, merger or acquisition is only between or among the Corporation and its wholly-owned subsidiaries;

(e) sell, lease, convey, encumber or otherwise dispose of all or substantially all of the property or business of the Corporation or any subsidiary of the Corporation, except if such disposal is only between or among the Corporation and its wholly-owned subsidiaries; or

(f) increase the number of authorized shares of Preferred Stock or Series A Preferred Stock, or create, authorize or issue, directly or indirectly, any shares of Common Stock or Preferred Stock (including, without limitation, Series A Preferred Stock) having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock.

7.	STOCK DIVIDENDS, STOCK DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS AND CONSOLIDATIONS.

In the event the Corporation shall issue additional shares of Series A Preferred Stock in a stock dividend, other stock distribution or subdivision, or in the event the outstanding shares of Series A Preferred Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Preferred Stock, the Liquidation Preference set forth in Section 2(a) herein in effect immediately prior to such event, shall, concurrently therewith, be proportionately decreased (in the case of a stock dividend, other stock distribution or subdivision) or increased (in the case of a combination or consolidation) in each such case to adjust equitably therefore.

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CTDOCS/1611085.2

8.	RESIDUAL RIGHTS.

All rights accruing to the outstanding shares of capital stock of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Roger C. Amato, its Chief Executive Officer, as of the 13th day of December, 2004.

ACCESSMED HOLDINGS, INC.

By:	/s/ Roger C. Amato
Name:	Roger C. Amato
Its:	Chief Executive Officer

3779471v1

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CTDOCS/1611085.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 12/31/2007
FILED 10:22 AM 12/31/2007
SRV 071375815 – 3896172 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT

AND PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL CORPORATION

LAW

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is 12/14/2004.

4.)	The name of the Corporation immediately prior to filing this Certificate is AccessMed Holdings, Inc.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is AccessMed Holdings, LLC.

6.)	The Conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

7.)	This Certificate of Conversion shall be effective on December 31, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the day of 31st day of December, A.D. 2007.

By:
Phillip H. Watts
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 12/31/2007
FILED 10:22 AM 12/31/2007
SRV 071375815 – 3896172 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

ACCESSMED HOLDINGS, LLC

This Certificate of Formation of AccessMed Holdings, LLC is being duly executed and filed by Melisa Jacobs, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C, 18-101, et seq.), as amended.

FIRST. The name of the limited liability company is “AccessMed Holdings, LLC”.

SECOND. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. This Certificate of Formation shall be effective on December 31, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of AccessMed Holdings, LLC this 27th day of December, 2007.

Melissa Jacobs
Authorized Person